UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On January 19, 2023, in connection with the completion of the Merger (as defined below), AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), prepaid in full all amounts owing and terminated all lending commitments under the Amended and Restated Loan and Security Agreement, dated as of December 28, 2017, among the Company, certain subsidiaries of the Company party thereto as borrowers, the several banks and other financial institutions or entities party thereto as lenders and Hercules Capital, Inc. as administrative agent and collateral agent for itself and a lender (as supplemented, amended or otherwise modified from time to time, the “Loan Agreement”). In connection with the repayment and termination of the Loan Agreement, the Company paid end of term and prepayment charges equal to $3,180,000.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 19, 2023, the Company completed its merger with Acacia Acquisition Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly owned subsidiary of LG Chem, Ltd., a corporation organized and existing under the laws of the Republic of Korea (“LG Chem”), whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of LG Chem (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of October 18, 2022, among the Company, LG Chem, and Merger Sub (the “Merger Agreement”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock” and such shares, collectively, the “Shares”) outstanding immediately prior to the Effective Time (other than any Shares (i) held by the Company as treasury stock or owned by LG Chem or Merger Sub, (ii) held by any wholly-owned subsidiary of the Company or LG Chem (other than Merger Sub) or (iii) as to which appraisal rights have been properly exercised, and not effectively withdrawn, in accordance with the Delaware General Corporation Law) was converted into the right to receive $15.00 per Share in cash, without interest (the “Merger Consideration”), and each former holder of such Shares ceased to have any rights with respect thereto, except the right to receive the Merger Consideration.

Immediately prior to the Effective Time, each Company stock option outstanding immediately prior to the Effective Time vested in full and was cancelled and converted into the right to receive an amount in cash equal to the product of the excess, if any, of the Merger Consideration over the exercise price of such stock option and the number of Shares underlying such option, less any applicable withholding taxes.

The aggregate consideration paid by LG Chem to acquire the Shares and settle the Company stock options in the Merger was approximately $570,600,000.

The Company’s definitive proxy statement, filed with the Securities and Exchange Commission (“SEC”) on November 25, 2022, as supplemented on December 23, 2022 (the “Proxy Statement”), contains additional information about the Merger and the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 18, 2022, and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 19, 2023, in connection with the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed, and requested that trading of shares of the Company Common Stock on Nasdaq suspended following the Effective Time after the close of trading on January 19, 2023. In addition, on January 19, 2023, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the shares of the Company Common Stock from Nasdaq.

Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company Common Stock, requesting that such stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in Items 2.01 and 5.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and LG Chem Life Sciences Innovation Center, Inc., a Delaware corporation and wholly-owned subsidiary of LG Chem, became the sole stockholder of the Company. LG Chem funded the acquisition through the use of cash on hand. The information set forth in Items 2.01, 5.02 and 5.03 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth in Items 2.01 and 5.01 is incorporated by reference into this Item 5.02. Pursuant to the Merger Agreement, on January 19, 2023, at the Effective Time, (i) each of Kenneth Bate, Michael Bailey, Kevin Cullen, M.D., Corinne Epperly, M.D., M.P.H., Anthony Evnin, Ph.D., Gregory Mayes and Scarlett Spring submitted his or her resignation from the board directors of the Company (the “Board”) and from all committees of the Board on which such director served and (ii) Jaywin Lee became the sole member of the Board.

At the Effective Time, each of Michael Bailey, Michael Ferraresso, Jebediah Ledell and Erick Lucera was appointed as an executive officer of the surviving corporation. There were no changes to the titles of Mssrs. Bailey, Ferraresso, Ledell or Lucera. Mr. Lucera will serve as the Company’s Chief Financial Officer during a temporary transition period, following which a new Chief Financial Officer is expected to be appointed.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, the restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

In addition, as of the Effective Time, in accordance with the Merger Agreement, the second amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Bylaws”). The Bylaws, as so amended and restated, are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 7.01.	Other Events.

On January 19, 2023, LG Chem, issued a press release announcing the completion of the Merger (the “Press Release”), a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 18, 2022, by and among AVEO Pharmaceuticals, Inc., LG Chem, Ltd. and Acacia Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 18, 2022)*

3.1	Amended and Restated Certificate of Incorporation of AVEO Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of AVEO Pharmaceuticals, Inc.

99.1	Press Release, dated January 19, 2023 issued by LG Chem, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 19, 2023	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer